SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021

PALAYAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55348	83-4575865
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

850 Teague Trail, #580

Lady Lake, FL 32159

(407) 536-9422

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLYN	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Closing of Joint Venture Agreement

On January 8, 2021 (the “Closing Date”), Palayan Resources, Inc., a Nevada corporation (the “Company,” “PLYN” or “Palayan”) and Provenance Gold Corporation, a Canadian publicly traded company (“PAU”) entered into a Joint Venture Agreement (the “JV Agreement”) to fund and develop a series of 102 lode mineral claims (the “Silver Bow Claims”) and one (1) patented mining claim (the “Blue Horse Claim”) (collectively, the Silver Bow Claims and the Blue Horse Claim shall be hereinafter referred to as the “Project”), all of which are located in Nye County in the State of Nevada (the “Venture”).

PURPOSE OF THE JOINT VENTURE

The purpose of the Venture shall be the development of the Project. The Project has already had preliminary work done which, in turn, has led to the planned Phase I exploration program to be completed by the Joint Venture (the "Phase 1 Program"). PAU controls the rights to acquire the Silver Bow Claims, subject to a two percent (2.0%) net smelter returns royalty, pursuant to a property option agreement (the "Underlying Option") entered into with Donald Jennings and Boies Hall. PAU controls the Blue Horse Claim, subject to a one percent (1.0%) net smelter returns royalty, pursuant to a mining lease (the "Underlying Lease") entered into by its wholly-owned subsidiary, Provenance Gold USA, with Thomas Perkins, Trustee of The Thomas E Perkins 2000 Trust, the Estate of Ruth Ann McNeilly, and the Estate of Randall Clark Dugan.

CONTRIBUTIONS OF JOINT VENTURE PARTNERS

PAU shall contribute its interest in the Project and its full-time expertise in the mining operations of the Venture, and, in exchange therefore, PLYN shall fund the Venture as follows: (i) on or before January 29, 2021, a cash payment of $100,000 USD to Newco, (ii) on or before February 12, 2021 a cash payment of $50,000 USD to Newco, (iii) on or before February 26, 2021, a cash payment of $125,000 USD to Newco, and (iv) on or before March 12, 2021, a cash payment of $125,000 USD to Newco.

The Company shall provide additional funding to a maximum of $50,000.00 USD on no less than ten (10) days written notice by PAU; which additional funds shall be deposited into Newco and used directly for any overage in the Phase 1 Program from the original estimated budget.

In the event PLYN fails to complete the required payments, the JV shall cease and PLYN ownership in the JV shall be reduced by the amount invested as a pro rata share based on the initial ownership to be awarded (this represents a Ratio of 0.00025% per each USD dollar invested x 49.5%.), Example – (150,000/400,000)*49.5=18.56%. PLYN will retain the ownership percentage until such time as PAU contributes further funds to the Project, at which point the PLYN interest will be diluted. In the event Palayan invests a minimum of $225,000, then Palayan will have met certain minimum thresholds as set forth in the JV Agreement.

PERCENTAGE OF OWNERSHIP

Following completion of the payments, the Venturers shall initially each own the following percentage in the Venture: (a) PLYN 49.5% and (b) PAU 50.5%. The interest of each Venturer in any Net Revenues and their respective shares in any losses and/or liabilities that may result from the Venture and their interests in all property and equipment acquired and all money received in connection with the performance of the Project shall be based on the same ownership percentages indicated above.

OPERATIONAL MANAGEMENT

The mining operations and management of the Joint Venture shall be conducted by Newco utilizing PAU’s and PLYN’s management and consultants.

The entire description of the JV Agreement set forth above is qualified by, and subject to, the specific terms and conditions set forth in the agreement between Palayan and PAU filed as Exhibit 10.05 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements.

(d)       Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.05	Joint Venture Agreement by and between Provenance Gold Corp. and Palayan Resources Inc. Dated January 8, 2021. (1)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palayan Resources, Inc.

Dated: January 13, 2021		/s/ James Jenkins
	By:	James Jenkins
	Its:	Chief Executive Officer

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